UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017 (April 7, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2017, Inventergy Global, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that the Company no longer complies with the minimum $2,500,000 stockholders’ equity requirement (the “Stockholders’ Equity Requirement”) for continued listing on Nasdaq as set forth in Listing Rule 5550(b)(1). Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the open of business on April 19, 2017.

As permitted under Nasdaq rules, the Company intends to appeal the delisting determination and the Company’s common stock will continue to trade on Nasdaq while such appeal is pending. The Company believes that it will regain compliance with the Stockholders’ Equity Requirement by the time it completes the appeal process due to an expected gain on debt extinguishment following the completion of the requirements of the restructuring agreement the Company entered into in December 2016 with its lender, DBD Credit Funding LLC. These requirements, including assignment of the Company’s patents to a special purpose entity, as disclosed in the Company’s recently filed Annual Report on Form 10-K for the year ended December 31, 2016, are expected to be completed prior to April 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer